Exhibit 10.2

EXECUTION VERSION

TRANSITION AGREEMENT

This Transition Agreement (“Agreement”) by and between Acadia Management Company, LLC (the “Company”) and David Duckworth (“Executive”), and for the purposes of Section 4 only, Acadia Healthcare Company, Inc. (“Acadia”), is entered into and effective as of July 5, 2023.

WHEREAS, the Company and Executive are parties to an Employment Agreement, dated April 7, 2014, (the “Employment Agreement”);

WHEREAS, Executive is resigning as Chief Financial Officer (“CFO”) of the Company effective on the CFO Resignation Date (as defined below), after which, Executive will continue to be employed by the Company as an advisor until the Employment Separation Date (as defined below), after which, Executive shall provide Consulting Advisory Services (as defined below) to the Company as provided under this Agreement; and

WHEREAS, Executive and the Company desire to enter into this Agreement to memorialize Executive’s and the Company’s rights and obligations with respect to Executive’s resignation from his position as CFO, separation from employment, and provision of the Consulting Advisory Services.

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Executive, intending to be legally bound, agree as follows:

1.    CFO Resignation; Cessation of Employment Relationship.

(a)    Executive shall continue to serve as CFO of the Company until July 9, 2023 (the “CFO Resignation Date”), upon which date Executive shall resign, and shall be automatically deemed to have resigned without the requirement of any further action, from his position as CFO of the Company. Following the CFO Resignation Date, the Company shall continue to employ Executive as an advisor until July 31, 2023 or such earlier date as determined by Acadia’s Board of Directors (the “Board”) in its sole discretion (the “Employment Separation Date”), upon which date Executive shall promptly resign, and shall be automatically deemed to have resigned without the requirement of any further action, from such advisor position and any other positions at the Company and its affiliates (whether as an officer, director, member of any board of directors and/or fiduciary or otherwise).

(b)    From the date of this Agreement until the CFO Resignation Date (the “Continued CFO Service Period”), Executive shall (i) devote his best efforts and substantially all of his business time and attention to the business affairs of the Company and Acadia (except for periods of scheduled personal time off, illness or other incapacity); (ii) continue to perform his full-time duties and responsibilities as the Company’s CFO to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner; and (iii) comply with the Employment Agreement and all Company written or established policies, rules and regulations governing the conduct of its employees, now in effect, or as subsequently adopted or amended. The Executive agrees that the Company may, in its sole discretion, re-assign all or any portion of the Executive’s duties and responsibilities and the Executive acknowledges and agrees that any such action shall not constitute “Good Reason” (or similar term) under any arrangement or agreement or otherwise be a breach of the Employment Agreement or other agreement

(c)    During the period following the CFO Resignation Date and ending on the Employment Separation Date (the “Employee Advisory Service Period”), Executive shall continue to be employed by the Company and shall provide transition advisory services as reasonably requested by the Company’s new CFO, Chief Executive Officer or Board of Acadia and be in conformance and comply with the Employment Agreement and all Company written or established policies, rules and regulations governing the conduct of its employees, now in effect, or as subsequently adopted or amended. For the avoidance of doubt, the commencement of the Employee Advisory Service Period shall not constitute “Good Reason” (or similar term) under any arrangement or agreement or otherwise be a breach of the Employment Agreement or other agreement.

(d)    During the Continued CFO Service Period and the Employee Advisory Service Period, subject to Executive’s continued compliance with the terms and conditions of this Agreement and timely execution and non-revocation of the Release (as defined below) in accordance with this Agreement, Executive shall continue to (i) receive the Base Salary in accordance with Section 3(a) of the Employment Agreement and (ii) be entitled to benefits pursuant to Section 3(e) of the Employment Agreement.

(e)    The Employment Separation Date will be the termination date of Executive’s employment for purposes of active participation in and coverage under all benefit plans and programs sponsored by or through the Company, except as otherwise required by law or the terms of such plans or programs. For the avoidance of doubt, compensation received by Executive during the Continued CFO Service Period and the Employee Advisory Service Period shall continue to be subject to all applicable withholding taxes. The “qualifying event” pursuant to Executive’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), if any, will occur on the Employment Separation Date. Executive will be notified in writing of the benefits that may be continued under COBRA and of the terms, conditions and limitation of such continuance in accordance with COBRA, which terms conditions and limitations will be consistent with Section 4(f) of the Employment Agreement. For the avoidance of doubt, the parties acknowledge that Section 4(f) of the Employment Agreement regarding Executive’s continuation of benefits following any termination of employment shall survive the execution of this Agreement and continue in full force and effect. For the avoidance of doubt, the Company will not provide any payments for any costs associated with COBRA benefits.

2.    Final Wages; No Other Payments. On the next regularly scheduled pay date following the Employment Separation Date (or such earlier date as required by applicable law), Executive will receive from the Company (i) all earned but unpaid base salary and accrued, but unused, vacation time earned in accordance with applicable law and Company policy through the Employment Separation Date; (ii) any expenses or other reimbursement for all business expenses incurred in accordance with Company policies and not yet reimbursed by the Company; (iii) any amounts payable under the Company’s applicable employee benefits plans and programs in accordance with their terms. The

Company shall timely pay to Executive any amounts payable under the Company’s Nonqualified Deferred Compensation Plan in accordance with the terms of thereof. Executive acknowledges that, except as expressly provided in this Agreement or as otherwise required by applicable law, Executive will not receive any additional compensation, severance or other benefits as an employee of any kind following the Employment Separation Date or the expiration of the Consulting Advisory Period (as defined below). Executive acknowledges and agrees that this Agreement and any compensation, severance or other benefits provided herein supersede any and all prior agreements or understandings between Executive and the Company and its affiliates with respect to any compensation, severance or other benefits, whether written or oral, including but not limited to, those provided under the Employment Agreement.

3.    Consulting Advisory Services. During the period following the Employment Separation Date and ending on the date on which Acadia files with U.S. Securities and Exchange Commission its annual report on Form 10-K with respect to the fiscal year ending December 31, 2023 or such prior date as determined by the Company in its sole discretion upon notice to Executive (the “Consulting Advisory Period”), Executive shall make himself available to provide transition advisory services as reasonably requested by the Company’s new CFO, Chief Executive Officer or Board of Acadia (the “Consulting Advisory Services”). During the Consulting Advisory Period, in consideration of Executive’s Consulting Advisory Services, continued compliance with the terms and conditions of this Agreement (including, without limitation, Section 6), the discharge of Executive’s duties as CFO in a manner reasonably acceptable to the CEO, and the timely execution of the Release in accordance with this Agreement, Executive shall be paid $11,574.89 per month, in accordance with the Company’s standard payroll practices. The Company shall be precluded from claiming Executive has failed to satisfactorily perform the Consulting Advisory Services under this Section 3 unless Executive has materially breached the requirements of this Section 3 and has failed to cure to the Company’s reasonable satisfaction within thirty (30) days after written notice thereof to Executive; provided, that, for the avoidance of doubt, any breach of the restrictive covenant obligations set forth in the Employment Agreement or Section 6(b) hereof at any time shall constitute Executive’s failure to satisfactorily perform the Consulting Advisory Services. With respect to services rendered during the Consulting Advisory Period, Executive’s relationship to the Company will only be that of any independent contractor and, as an independent contractor, Executive agrees to pay in a timely manner all social security and other payroll taxes relating to such compensation. The sole compensation Executive will receive for services during Consulting Advisory Period is set forth in this Section 3 and Section 4, below.

4.    Treatment of Outstanding Equity Awards. Subject to Executive’s continued compliance with the terms and conditions of this Agreement (including, without limitation, Section 6), the discharge of Executive’s duties hereunder in a manner reasonably acceptable to the CEO, provision of the Consulting Advisory Services in accordance with Section 3 for the duration of the Consulting Advisory Period, and the timely execution and re-execution of the Release in accordance with this Agreement, the 2021 PSU Award subject to performance-based vesting will remain outstanding and eligible to vest based on actual achievement of the applicable performance conditions as if no termination of employment had occurred, subject to the terms and conditions set forth in the applicable award agreement and/or governing documentation; provided, that, in no event shall any portion of the 2021 Award vest in accordance with the foregoing unless and until the occurrence of the Post-Consultancy Release Effective Date (as defined below). The Company shall be precluded from claiming Executive has failed to satisfactorily perform Consulting Advisory Services under this Section unless Executive has materially breached the requirements of Section 3 of this Agreement (and has failed to cure to the Company’s reasonable satisfaction within thirty (30) days after written notice thereof to Executive; provided, that, for the avoidance of doubt, any breach of the restrictive covenant obligations set forth in the Employment Agreement or Section 6(b) hereof at any time shall constitute Executive’s failure to satisfactorily perform the Consulting Advisory Services. For the avoidance of doubt, all other equity-related awards that have not fully vested as of the Employment Separation Date will be forfeited and cancelled without consideration effective as of the Employment Separation Date in accordance with their terms. For purposes of this Agreement, the “2021 PSU Award” is the Restricted Stock Unit Award granted to Executive on April 23, 2021.

5.    Release of Claims. In consideration of the payments and benefits provided in this Agreement to which Executive would not otherwise be entitled (including but not limited to the Equity Treatment), the sufficiency of which Executive hereby expressly acknowledge, Executive shall execute, re-execute and not revoke a release of claims (the “Release”) substantially in the form set forth in Exhibit A of the Employment Agreement, in accordance with the following:

(a)    Executive shall have twenty-one (21) days from the date of the Executive’s initial receipt of the Release to consider the terms of the Release, although Executive may sign it at any time sooner. The parties agree that any revisions or modifications to the Release, whether material or immaterial, will not restart this time period. Executive has seven (7) calendar days after the date on which he initially executes the Release to revoke his consent to the Release. If Executive does not sign the Release or if he revokes his execution of the Release, this Agreement shall be null and void and the “Release Effective Date” (as defined below) shall not occur. Provided that Executive timely executes the Release as provided herein and does not revoke his execution of the Release within such seven (7)-day revocation period, this Agreement will become effective on the eighth (8th) calendar day after the date on which Executive signs the Release (the “Release Effective Date”).

(b)    Executive must re-execute the Release within twenty-one (21) days from the expiration of the Consulting Advisory Period. Executive has seven (7) calendar days from the date of such re-execution to revoke his consent to such re-execution. If Executive does not re-execute the Release or if he timely revokes such re-execution, this Agreement shall remain in full force and effect, except Executive shall not be entitled to the Equity Treatment. Provided that Executive does not revoke his re-execution of the Release within such seven (7)-day period, the “Post-Consultancy Release Effective Date” shall occur on the eighth (8th) calendar day after the date on which Executive re-executes the Release.

6.    No Integration; Non-Competition.

(a)    In the interest of clarity, any agreement relating to confidentiality, noncompetition, nondisparagement, nonsolicitation or assignment of inventions shall not be superseded by this Agreement and Executive acknowledges and agrees that any such agreement shall remain in full force and effect.

(b)    Notwithstanding Section 6(a), in further consideration of the compensation and benefits to be paid to Executive hereunder including, without limitation as set forth in Sections 3 and 4, Executive acknowledges that during the course of his service with the Company he has and shall become familiar with Acadia’s and its Subsidiaries’ (collectively, the “Company Group”) trade secrets and with other confidential information concerning the Company Group and that his services have been and shall be of special, unique and extraordinary value to the Company Group, and, therefore, Executive agrees that, during the Consulting Advisory Period and for a period thereafter of twelve (12) months, he shall not (i) directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business that derives at least 25% of its gross revenue from the business of providing behavioral healthcare and/or related services or (ii) directly or indirectly manage, control, participate in, consult with or render services specifically with respect to any unit, division, segment or subsidiary of any other business that engages in or otherwise competes with (or was organized for the purpose of engaging in or competing with) the business of providing behavioral healthcare and/or related services (provided that, this clause (ii) shall not be construed to prohibit Executive from directly or indirectly owning any interest in, managing, controlling, participating in, consulting with, rendering services for, or in any manner engaging in any business activities with or for such business generally and, for the avoidance of doubt, not specifically with respect to such unit, division, segment or subsidiary), in each case, within any geographical area in which the Company Group engages in such businesses. For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

7.    Return of Company Property. Executive acknowledges that he has returned all property of the Company, Acadia and their affiliates (including, but not limited to, phones, computers, keys, electronic devices, office equipment, records, identification cards, files, reports, computer disks, rolodexes, electronic passwords and documents containing the Company’s, Acadia’s or their affiliates’ confidential or business information, whether in hard copy or electronic format) to the Company as of the Employment Separation Date (other than as expressly approved by the Company and necessary for the provision of the Consulting Advisory Services).

8.    Amendment. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto.

9.    Notices. Any notice provided in this Agreement shall be in writing and sent via email, overnight delivery service or U.S. mail, return receipt requested, to the recipient at the address indicated on the signature page to this Agreement. Notice of a change in address of one of the parties shall be given in writing to the other party as provided above.

10.    Entire Agreement. Except as otherwise expressly provided herein (including, but not limited to, Section 6), this Agreement constitutes the entire agreement between Executive and the Company with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between Executive and the Company with respect to the subject matter hereof, whether written or oral (including, but not limited to, the Employment Agreement).

11.    Counterparts. This Agreement may be executed and delivered in separate counterparts, including by “pdf” or other electronic transmission, each of which shall be deemed to be an original and all of which together constitute one and the same agreement.

12.    Governing Law. The interpretation and enforcement of this Agreement will be governed by Delaware law, without regard to any conflicts of law provisions contained therein.

[Signature Page Follows]

Acadia Management Company, LLC.

By:	/s/ Christopher H. Hunter
Name:	Christopher H. Hunter
Title:	President

Acadia Healthcare Company, Inc.

By:	/s/ Christopher H. Hunter
Name:	Christopher H. Hunter
Title:	Chief Executive Officer

EXECUTIVE:

/s/ David Duckworth
David Duckworth

Address for the Company:

Acadia Healthcare Company, Inc.
Attn: Chris Hunter 6100 Tower Circle, Suite 1000
Franklin, TN 37067 chris.hunter@acadiahealthcare.com

Address for Executive:

[omitted]

GENERAL RELEASE

I, David Duckworth, in consideration of and subject to the performance by Acadia Management Company, Inc., a Delaware corporation (together with its subsidiaries and affiliates, the “Company”), of its obligations under the Transition Agreement, dated as of July 5, 2023 (the “Agreement”), do hereby release and forever discharge as of the date of my execution or re-execution, as applicable, of this General Release, the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company’s direct and indirect owners (collectively, the “Released Parties”) to the extent provided below.

I understand that any payments or benefits to which I am entitled under Section 4 the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in Section 4 of the Agreement unless I execute and re-execute this General Release and do not revoke such execution and re-execution of this General Release within the time period permitted hereafter and do not breach this General Release or Section 6 of the Agreement.

Except as provided in this paragraph below and except for the provisions of the Employment Agreement dated April 7, 2014 (the “Employment Agreement”) and the Agreement which expressly survive the termination of my employment or service with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date I execute or re-execute, as applicable, this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, serviced rendered to, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Orders; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided that, this General Release shall not apply to or affect or impair (i) Claims for vested benefits pursuant to any Company employee benefit plan in which I was a participant prior to the termination of my employment with the Company; (ii) any Claims for unemployment insurance benefits or workers’ compensation benefits

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applicable to the period through the termination of my employment with the Company; or (iii) any Claims that may arise for my indemnification under any directors and officers or similar insurance, or under the certificate of incorporation, bylaws, limited liability company agreement, certificate of formation and/or other applicable governing documents of the Company, its subsidiaries and/or affiliates. Additionally, notwithstanding Section 6(a) of the Agreement, I agree and acknowledge that the duration of the “Non-Disparagement Period” set forth in Section 7(c) of the Employment Agreement is hereby amended to last during the Employment Period (as defined in the Employment Agreement) and at all times thereafter.

I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute or re-execute, as applicable, this General Release). I acknowledge and agree that my separation from employment and service with the Company is in compliance with the terms of the Employment Agreement, the Agreement and company policy and shall not serve as the basis for any Claim (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

I agree that I am waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, attorneys’ fees and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under applicable law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding, excepting any benefit or remedy to which I am entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by applicable law.

Nothing in the Employment Agreement, the Agreement or this General Release shall prohibit or restrict me or my attorneys from: (i) making any disclosure of relevant and necessary information

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or documents in any action, investigation, or proceeding relating to this General Release, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; (iii) accepting any U.S. Securities and Exchange Commission awards; or (iv) initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), I will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company that (A) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to my attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and do not disclose the trade secret, except pursuant to court order. Nothing in this General Release is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

I represent that I am not aware of any pending charge or complaint of the type described in paragraph 2 above as of the execution or re-execution, as applicable, of this General Release. I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of executing or re-executing, as applicable, this General Release, may have materially affected this General Release and my decision to enter into it. Nevertheless, I hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

I agree that I will forfeit all amounts payable by the Company pursuant to Section 4 the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and upon the Company’s request return all payments theretofore received by me pursuant to Section 4 of the Agreement.

Whenever possible, each provision of this General Release will be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this General Release will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.

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Section 12 of the Agreement (“Governing Law”) is incorporated herein and all references to the Agreement shall be to this General Release.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

I HAVE READ IT CAREFULLY;

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

I VOLUNTARILY CONSENT TO EVERYTHING IN IT IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION TO WHICH I WOULD NOT BE ENTITLED IN THE ABSENCE OF EXECUTING, RE-EXECUTING AND NOT REVOKING THIS GENERAL RELEASE;

I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY FIRST RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT (ALTHOUGH I MAY SIGN IT SOONER) AND ANY CHANGES (EITHER MATERIAL OR IMMATERIAL) MADE TO THIS GENERAL RELEASE WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE INITIAL EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

I UNDERSTAND THAT IF I DO NOT SIGN THIS GENERAL RELEASE OR IF I REVOKE MY INITIAL EXECUTION OF THIS GENERAL RELEASE, THE GENERAL RELEASE WILL BE VOID AND OF NO FORCE AND EFFECT AND NEITHER MYSELF NOR THE COMPANY WILL HAVE ANY RIGHTS OR OBLIGATIONS UNDER THE AGREEMENT OR THIS GENERAL RELEASE;

I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER MY RE-EXECUTION OF THIS GENERAL RELEASE TO REVOKE SUCH RE-EXECUTION AND THAT THIS THAT THE RE-EXECUTION OF THIS RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SUCH REVOCATION PERIOD HAS EXPIRED;

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THE RE-EXECUTION OF THIS GENERAL RELEASE WILL ADVANCE THE RELEASE IN PARAGRAPH 2 ABOVE TO THE SECOND EXECUTION DATE;

IF I DO NOT RE-EXECUTION THIS GENERAL RELEASE OR IF I REVOKE MY RE-EXECUTION AS PROVIDED ABOVE, THIS RELEASE SHALL REMAIN IN FULL FORCE AND EFFECT, INCLUDING BUT NOT LIMITED TO THE RELEASE IN PARAGRAPH 2, THROUGH THE FIRST EXECUTION DATE;

I HAVE EXECUTED OR RE-EXECUTED, AS APPLICABLE, THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

AGREED AND ACKNOWLEDGED

EXECUTIVE:

David Duckworth
Date: __________

NOT TO BE RE-EXECUTED PRIOR TO THE EXPIRATION OF THE CONSULTING ADVISORY PERIOD

RE-EXECUTED

EXECUTIVE:

David Duckworth
Date:__________

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